EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE

              For the Years Ended December 31,
               In millions, except share data                    1994              1993              1992
- ----------------------------------------------------------------------------------------------------------
Primary:
  Net income available to common stock
     Income before cumulative effect of accounting changes      $  513            $  250*           $  533
     Cumulative effect of accounting changes                         -               (46)                -
- ----------------------------------------------------------------------------------------------------------
       Net income available to common stock                     $  513            $  204            $  533
- ----------------------------------------------------------------------------------------------------------
  Average shares outstanding
     Common shares                                         209,125,350       216,117,181       217,042,022
     Assumed exercise of stock options                         274,313           461,655           358,448
     Assumed exercise of put contracts                           3,394                 -                 -
     Assumed conversion of debentures                                -                 -            54,264
- ----------------------------------------------------------------------------------------------------------
       Total                                               209,403,057       216,578,836       217,454,734
- ----------------------------------------------------------------------------------------------------------
  Earnings per share
     Income before cumulative effect of accounting changes      $ 2.45            $ 1.15*           $ 2.45
     Cumulative effect of accounting changes                         -              (.21)                -
- ----------------------------------------------------------------------------------------------------------
       Net income per share                                     $ 2.45            $  .94            $ 2.45
- ----------------------------------------------------------------------------------------------------------
Fully diluted:
  Net income available to common stock
     Income before cumulative effect of accounting changes      $  513            $  250*           $  533
     Cumulative effect of accounting changes                         -               (46)                -
- ----------------------------------------------------------------------------------------------------------
       Net income available to common stock                     $  513            $  204            $  533
- ----------------------------------------------------------------------------------------------------------
  Average shares outstanding
     Common shares                                         209,125,350       216,117,181       217,042,022
     Assumed exercise of stock options                         291,742           461,655           608,334
     Assumed exercise of put contracts                           3,394                 -                 -
     Assumed conversion of debentures                                -                 -            54,264
- ----------------------------------------------------------------------------------------------------------
       Total                                               209,420,486       216,578,836       217,704,620
- ----------------------------------------------------------------------------------------------------------
  Earnings per share
     Income before cumulative effect of accounting changes      $ 2.45            $ 1.15*           $ 2.45
     Cumulative effect of accounting changes                         -              (.21)                -
- ----------------------------------------------------------------------------------------------------------
       Net income per share                                     $ 2.45            $  .94            $ 2.45
- ----------------------------------------------------------------------------------------------------------

* Includes $300 million ($1.39 per share) write-down of goodwill and $30 million ($.14 per share) tax rate related adjustment. Additional information is incorporated herein by reference from the section "1993 Significant Events" in MD&A and Note 7.3, respectively, of Notes to Financial Statements in American General's 1994 ARS.